As filed with the Securities and Exchange Commission on September 25, 1995

                                    Registration No. 33-
==============================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                            -----------

                             FORM S-8
                      REGISTRATION STATEMENT
                               Under
                    The Securities Act of 1933
                            -----------

                    MICHAEL BAKER CORPORATION
      (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                       25-0927646
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                         Identification No.)

                               420 Rouser Road
                      Coraopolis, Pennsylvania 15108
                               412-269-6300
(Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                            -----------

                          Glenn S. Burns
                             Secretary
                     Michael Baker Corporation
                          420 Rouser Road
                       Coraopolis, PA  15108
                           412-269-6300
     (Name, address, including ZIP Code, and telephone number,
            including area code, of agent for service)

                             Copy to:
                      David L. DeNinno, Esq.
                     Reed Smith Shaw & McClay
                         435 Sixth Avenue
                       Pittsburgh, PA  15219
                           412-288-3214
                        ---------------

                  CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------

                                Proposed          Proposed
                                 Maximum           Maximum
Securities         Amount        Offering          Aggregate    Amount of
  to be             to be         Price            Offering     Registration
Registered       Registered     per share*           Price       Fee
- -----------------------------------------------------------------------------
Common Stock,       151,788         $5.00         $758,940      $262
$1.00 par value     348,212         $6.00*       $2,089,272*    $721
                   --------                      -----------     ----
                    500,000                      $2,848,212*    $983

     * Estimated solely for the purposes of calculating the amount of the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares subject to stock options outstanding under the Plan is based on the actual option price and for shares which may be issued under the Plan but are not subject to outstanding stock options is based on the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange Composite Transactions listing for September 19, 1995 as quoted in The Wall Street Journal.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
        -----------------------------------------
         The following documents filed by Michael Baker Corporation (the "Corporation") with the Securities and Exchange Commission ("SEC") (File No. 1-6627) are incorporated herein by reference:

              (a) The Corporation's latest annual report on Form 10-K for the fiscal year ended December 31, 1994;

              (b) All of the reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the Corporation's fiscal year ended December 31, 1994, including without limitation the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to exist or constitute a part hereof.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------
         The Corporation's Articles of Incorporation authorize the issuance of 300,000 shares of Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), issuable in one or more series, and 50,000,000 shares of Common Capital Stock, par value $1.00 per share, divided into two series, consisting of 44,000,000 shares of Common Stock and 6,000,000 shares of Series B Common Stock.

         All the issued and outstanding shares of the Common Stock are, and the shares registered hereunder will be, when issued and paid for, validly issued, fully paid and non-assessable. No shares of Preferred Stock have been issued.

         Voting Rights. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders and each share of Series B Common Stock entitles the holder thereof to ten votes on all such matters. All matters submitted to a vote of shareholders are voted upon by holders of Common Stock and Series B Common Stock voting together except that (i) holders of Common Stock and Series B Common Stock are entitled to vote separately as a class on certain extraordinary transactions involving the Corporation or on certain amendments to the Articles of Incorporation of the Corporation, and

(ii) holders of Common Stock, voting separately as a class, are entitled to elect one-fourth of the directors to be elected at a meeting (other than directors whom future holders of Preferred Stock may have the right to elect), rounded, if necessary, to the next highest whole number. Holders of Common Stock vote together with the holders of Series B Common Stock on the election of the remaining directors (other than those electable by future holders of Preferred Stock).

         Holders of Common Stock and Series B Common Stock have cumulative voting rights in the election of directors, including, in the case of holders of Common Stock, directors elected by such holders voting separately as a class. Cumulative voting entitles each shareholder to that number of votes in the election of directors as is equal to the number of shares which he holds of record (multiplied by ten, in the case of Series B Common Stock) multiplied by the total number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees as he chooses.

         Under its Articles of Incorporation the Corporation is not permitted to issue any additional shares of Series B Common Stock, except out of treasury, without the approval of a majority of the votes of the outstanding shares of Common Stock and Series B Common Stock, each voting separately as a class, except for (i) contributions to the Corporation's Employee Stock Ownership Plan or any comparable successor plan (the "ESOP"), (ii) sales by the Corporation to the ESOP for cash, or (iii) issuances in the event of any stock splits or stock dividends on the Series B Common Stock. With the approval of shareholders, shares of Series B Common Stock could be issued for any proper corporate purpose. All shares of Series B Common Stock received by the Corporation upon conversion thereof into Common Stock will (if permitted by law) become authorized but unissued shares, unless the Board of Directors provides by resolution that any or all of such shares may not be reissued.

         If at any time (i) the number of outstanding shares of Series B Common Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of issued and outstanding shares of the Common Stock and Series B Common Stock, or (ii) the Board of Directors and the holders of a majority of the outstanding shares of Series B Common Stock approve the conversion of all of the Series B Common Stock into Common Stock then, immediately upon the occurrence of either such event, the outstanding shares of Series B Common Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Series B Common Stock will thereafter be deemed to represent a like number of shares of Common Stock.

         Conversion Rights. At the option of the holder, each outstanding share of Series B Common Stock is convertible at any time into one share of Common Stock without cost to the shareholder.

         Transferability. Shares of Common Stock are freely transferable. Series B Common Stock is only transferable by a shareholder to or among such holder's spouse, certain of such holder's relatives, certain trusts established for their benefit, such holder's estate and the ESOP or any successor plan and trust. Shareholders who desire to sell their shares of Series B Common Stock may convert those shares into an equal number of shares of Common Stock and sell the shares of Common Stock. Any transfer of shares of Series B Common Stock not permitted under the Articles of Incorporation results in the conversion of the shares of Series B Common Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation.

         Dividend and Liquidation Rights. Dividends may be declared by the Board of Directors and paid on the Corporation's Common Stock and Series B Common Stock out of funds legally available therefor in accordance with the provisions of the Pennsylvania Business Corporation Law; subject, however, to the rights of the holders of any Preferred Stock.

         Each share of Common Stock is entitled to receive cash dividends of no less than cash dividends to Series B Common Stock and in all other cases will be equal in respect of dividends and other distributions in stock or property of the Corporation (including distributions upon liquidation of the Corporation). However, in the case of dividends or other distributions payable on the Common Stock and the Series B Common Stock in Common Capital Stock of the Corporation, including distributions pursuant to stock splits or dividends, only Common Stock will be distributed with respect to Common Stock and only Series B Common Stock will be distributed with respect to Series B Common Stock. In no event will either Common Stock or Series B Common Stock be split, divided or combined unless the other is split, divided or combined equally.

         In the event of the liquidation of the Corporation, the holders of the Common Stock and Series B Common Stock would be entitled to share ratably in the net assets of the Corporation available for distribution after satisfaction of the rights of the holders of any Preferred Stock.

         Miscellaneous. Neither the Common Stock nor the Series B Common Stock carries any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Corporation.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------
         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------
         Pennsylvania Business Corporation Law of 1988. Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") provides that unless otherwise restricted in its bylaws, a business corporation shall (subject to the limitations described below) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 1742 of the BCL provides that unless otherwise restricted in its bylaws, a corporation shall (subject to the limitations described below) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

         Section 1744 of the BCL provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the relevant section. Such determination shall be made:

         (1) By the board of directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;
or

         (2) If such a quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3)  By the shareholders.

         Notwithstanding the above, Section 1743 of the BCL provides that, to the extent that a director, officer, employee or agent of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 1745 of the BCL provides that expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Section 1746 of the BCL provides that the indemnification and advancement of expenses provided by or granted pursuant to the subchapter on indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Section 1746 also provides that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The articles of incorporation may not provide for indemnification in the case of willful misconduct or recklessness.

         Section 1747 of the BCL provides that, unless otherwise restricted in its bylaws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the director, officer, employee or agent against such liability under the provisions of the subchapter governing indemnification. Section 1747 declares such insurance to be consistent with the public policy of the Commonwealth of Pennsylvania.

         Section 1750 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the subchapter governing indemnification shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs and personal representatives of such director, officer, employee or agent.

         The Corporation's Articles of Incorporation. Article IV, Section 2 of the Corporation's Articles of Incorporation (the "Indemnification Article") provides that, except as prohibited by law, every director and officer of the Corporation is entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, by reason of such person being or having been a director of officer of the Corporation or of a subsidiary or serving or having served at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity; provided, that there exists no right of indemnification with respect to an action initiated by a director or officer against the Corporation other than an action for indemnification against the Corporation. The Indemnification Article does not apply to any action filed prior to January 27, 1987.

         The Indemnification Article further provides that every indemnitee shall be entitled as of right to have his or her expenses in defending any action or proceeding, or in initiating and pursuing any action or proceeding against the Corporation for indemnification or advancement of expenses, paid in advance by the Corporation prior to final disposition of any such action or proceeding, provided that the Corporation receives a written undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for such expenses.

         If a written claim for indemnification or for advancement of expenses is not paid within thirty days after it is received by the Corporation, the director or officer submitting the claim may bring suit against the Corporation to enforce payment of the claim and, if successful in whole or in part, may also recover the expenses of the suit. While it will be a defense to any such suit that the conduct of the director or officer was such that Pennsylvania law would prohibit indemnification, the burden of proving this defense will be on the Corporation. Neither a failure by the Corporation to determine that indemnification is proper in the circumstances nor an actual determination by the Corporation that the indemnitee's conduct was such that indemnification would be prohibited by law will be a defense to such suit or create a presumption that the conduct of the indemnitee was such that the indemnification would be prohibited by law.

         The Indemnification Article further provides that the right to indemnification and the advancement of expenses shall be treated as contractual rights of persons entitled to indemnification and shall not be deemed exclusive of any other rights of indemnification which a person seeking indemnity may have under any agreement, bylaw or charter provision, vote of stockholders or directors or otherwise.

         The Indemnification Article provides that the Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnification against any liability or expense asserted against or incurred by such person, whether or not the Corporation would be permitted to indemnify against such liability or expense by law or under the Indemnification Article.

         Future changes in Pennsylvania law expanding or contracting the scope of permissible indemnification would automatically expand or contract the scope of indemnification authorized by the Indemnification Article. However, any amendment or repeal of the Indemnification Article would not limit the rights of directors or officers to be indemnified with respect to acts or omissions which occurred prior to the change.

         The Corporation's former bylaw providing for indemnification applies to all actions, suits or proceedings commenced against directors or officers prior to January 27, 1987 and to the extent the BCL does not permit the Indemnification Article to apply to the same, to any breach of performance of duty or any failure of performance of duty by any director or officer which occurred prior to January 27, 1987. It provides for indemnification to the maximum extent permitted by the BCL.

         As permitted by BCL Section 1713, the articles of incorporation and bylaws of the Corporation also provides that, to the fullest extent the laws of the Commonwealth of Pennsylvania in effect on January 27, 1987 or as thereafter amended permit elimination or limitation of the liability of directors, no director of the Corporation will be personally liable for monetary damages for any action taken, or failure to take any action, as a director. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, state or local law. Under the BCL, a director may be so protected from personal liability for such action or inaction unless (a) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interest of the Corporation and with such care, including reasonable inquiry, skill and diligence as a person of ordinary prudence would use under similar circumstances, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. In carrying out the duties referred to in clause (a) of the preceding sentence, a director is entitled to rely in good faith on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared by one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in such matters, counsel, public accountants and other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person or a committee of the Board upon which the director does not serve, duly designated in accordance with law, as to matters within such committee's designated authority, if the director reasonably believes the committee merits confidence. A director is not considered to be acting in good faith if he has knowledge concerning the matter in question which would render his reliance to be unwarranted. The amendments concerning personal liability for monetary damages do not apply to any action filed prior to January 27, 1987 nor to any breach of performance or failure of performance of duty occurring prior to January 27, 1987.

         The Corporation has purchased director and officer liability insurance. Such insurance covers its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933, as amended. Under this type of insurance, the Corporation would receive reimbursement for amounts as to which the directors and officers would be indemnified under the Indemnification Article. The insurance would also provide certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification under the Indemnification Article.

         The Indemnification and Insurance Agreement provides essentially the same rights to indemnification against expenses and liability, advancement of expenses and partial indemnification as are provided in the Indemnification Article, except that a contractee has the additional right to cause judgment to be confessed against the Corporation if expenses are not advanced by the Corporation within 30 days after a written request by the contractee. In addition, such Agreement provides that expenses may be advanced to a contractee before payment is reasonably expected to be made to the contractee under an insurance policy or a security arrangement established by the Corporation subject to an undertaking by the contractee to reimburse the Corporation for the amount advanced upon receipt of such amount by the contractee pursuant to the insurance policy or security arrangement.

         Further, the Indemnification and Insurance Agreement provides that if the full indemnification claimed by the contractee may not be paid by the Corporation to the contractee because such indemnification is prohibited under Pennsylvania law and the Corporation has been found to be jointly liable with the contractee as to the matter of which indemnification was sought (or would be so liable if the Corporation were joined in such matter), the contractee has a right to contribution from the Corporation for the amount of any expenses or liability incurred by the contractee as to such matter based on the relative benefits received by the Corporation and the contractee from the transaction from which the liability arose and the relative fault of the Corporation (including the Corporation's other directors, officers, employees or agents) and the contractee in connection with the events which resulted in such expenses or liability, as well as other relevant equitable considerations.

         Separately, the Indemnification and Insurance Agreement, while not requiring the Corporation to maintain the director and officer liability insurance in effect at the time the Agreement is entered into with a contractee, provides that if such insurance is not maintained, the Corporation will in effect become a self-insurer by providing the same insurance benefits that would have been provided had the insurance been continued. Since the Corporation may purchase insurance against certain types of liabilities, such as liabilities under the Federal securities laws, for which the Corporation might not be able to provide indemnification (see Item 17 below), this contract right may have the effect of providing broader payment rights than would be available under the Indemnification Article should the Corporation fail to maintain its director and officer liability insurance.

         Under the Indemnification and Insurance Agreement, a contractee is entitled to the rights to indemnification for expenses and liability, advancement of expenses and liability, contribution and payment for failure to maintain insurance provided by the Agreement notwithstanding any amendment or repeal of the Indemnification Article. In addition, although a change in Pennsylvania law restricting indemnification rights would automatically restrict the indemnification rights provided under the Indemnification Article, the Indemnification and Insurance Agreement provides that a change in law restricting indemnification rights will not affect the indemnification rights of a contractee unless the law so requires.

         The Corporation has entered into Indemnification and Insurance Agreements with its present directors and intends to enter into such Agreements with its future directors. Indemnification and Insurance Agreements may also be entered into from time to time with certain officers of the Corporation who are not directors as designated by the Board. Each Indemnification and Insurance Agreement will only apply to actions commenced after the date of the Agreement; such actions may, however, arise from acts or omissions occurring before the date of the Agreement.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         ------------------------------------
         Not applicable.

ITEM 8.  EXHIBITS.
         --------
         An Exhibit Index, containing a list of all exhibits filed herewith, is included on page 14.


ITEM 9.  UNDERTAKINGS.
         ------------
         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
                              ----------
         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 25, 1995.

                                 MICHAEL BAKER CORPORATION


                                  By /s/ Charles I. Homan
                                 -------------------------
                                         Charles I. Homan
                                           President and
                                      Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 25, 1995.

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Charles I. Homan and J. Robert White, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           Signature                         Title
          -------------                      ------



/s/ Richard L. Shaw                              Chairman of the Board
- ------------------------------
    Richard L. Shaw



/s/ Charles I. Homan                             Director, President and
- -------------------------------                  Chief Executive Officer
    Charles I. Homan                             (Principal Executive Officer)


/s/ J. Robert White                              Director, Executive Vice
- -------------------------------                  President, Chief Financial
    J. Robert White                              Officer and Treasurer
                                                 (Principal Financial and
                                                 Accounting Officer)

- ----------------------------------               Director
 William J. Copeland



 /s/ Roy V. Gavert, Jr.                          Director
- ---------------------------------
    Roy V. Gavert, Jr.



/s/ Jack B. Hoey                                 Director
- --------------------------------
   Jack B. Hoey



- --------------------------------                 Director
 Thomas D. Larson



- --------------------------------                 Director
 Konrad M. Weis



- ---------------------------------                Director
 William A. Wulf

                         EXHIBIT INDEX
                    ------------------------
            (Pursuant to Item 601 of Regulation S-K)

Exhibit
  No.            Description and Method of Filing
- --------------------------------------------------
4.1    Articles of Incorporation of the
       Corporation, as amended, incorporated herein by reference to Exhibit 3.1 to the Corporation's
       Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

5.1 Opinion of Reed Smith Shaw & McClay regarding legality of shares of the Corporation's Common Stock being registered.

23.1 Consent of Reed Smith Shaw & McClay (contained in the opinion filed as exhibit 5.1 hereto).

23.2 Consent of Price Waterhouse LLP, independent accountants.

23.3 Awareness Letter of Price Waterhouse LLP, independent accountants.

23.4 Consent of Arthur Andersen LLP, independent accountants.

24.1   Powers of Attorney (filed herewith as part of the
       signature pages).
- ------------------------